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EXHIBIT #10.14


                        FIRST AMENDMENT TO SALE, PURCHASE
                           AND BUILD TO SUIT AGREEMENT

THIS FIRST AMENDMENT TO SALE, PURCHASE AND BUILD TO SUIT AGREEMENT is made and entered into effective as of 9th day of October, 2003, by and between NAVARRE CORPORATION, a Minnesota corporation (the "Seller") and NL VENTURES IV, L.P., a Texas limited partnership (the "Buyer").

WHEREAS, Seller and Buyer previously entered into that certain Sale, Purchase and Build to Suite Agreement having an Effective Date of August 14, 2003 (the "Purchase Agreement") relating to that certain real property located in New Hope, Minnesota; and

WHEREAS, the Seller and Buyer have agreed to amend the Purchase Agreement as set forth in this First Amendment.

NOW, THEREFORE, in consideration of the mutual covenants and conditions herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Seller and Buyer hereby amend the Purchase Agreement as follows:

         1. ADDITION OF EXHIBIT E. The attached Exhibit E, Landlord's Waiver and Consent, is hereby made a part of the Purchase Agreement. The parties acknowledge and agree that at Closing the Buyer or its assigns, as Landlord, shall execute the Landlord Waiver and Consent in the form attached to this First Amendment as Exhibit E.

         2.       AMENDMENT TO ARTICLE 16, REVIEW PERIOD. The first sentence of
                  Article 16 is hereby deleted in its entirety and replaced with the following: "For the purposes of this Agreement, the term "Review Period" shall mean the period of time commencing on the Effective Date and expiring on October 28, 2003."

         3. EFFECT ON PURCHASE AGREEMENT. Except as amended by this First Amendment, all of the terms and conditions of the Purchase Agreement shall continue in full force and effect.

         4. COUNTERPART EXECUTIONS EFFECTIVENESS. This First Amendment may be executed in counterparts, each of which shall be deemed an original but all of which, taken together, shall constitute one in the same instrument.

           [REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]


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IN WITNESS WHEREOF, the parties have executed this First Amendment as of the date stated above.

                           SELLER:

                           NAVARRE CORPORATION,
                           a Minnesota corporation

                           By:
                              --------------------------------------------------
                           Name:
                                ------------------------------------------------
                           Title:
                                 -----------------------------------------------

                           PURCHASER:

                           NL VENTURES IV, L.P., a Texas limited
                           partnership

                           By:      AIC NET LEASE MANAGEMENT IV,
                                    L.P., a Texas limited partnership, its sole
                                    General Partner

                                    By:      AIC OPCO IV, L.L.C.
                                             a Texas limited liability company,
                                             its sole General Partner
                                             -----------------------------------
                                             Peter S. Carlsen, President



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                                    EXHIBIT E
                          Landlord's Waiver and Consent

THIS LANDLORD'S WAIVER AND CONSENT ("Waiver and Consent") is made and entered into as of this _____ day of ___________________ by and between ____________________ ("Landlord"), and GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, as agent ("Agent") for the lenders (collectively, "Lenders") from time to time party to the Credit Agreement described below.

         A. Landlord is the owner of the real property commonly known as ________________________ (the "Premises").

         B. Landlord has entered into that certain Lease Agreement dated __________ (together with all amendments and modifications thereto and waivers thereof, the "Lease") with Navarre Corporation, a Minnesota corporation ("Company"), with respect to the Premises.

         C. Agent and Lenders have previously entered or are about to enter into a Credit Agreement with Company, and to secure the obligations arising under such Credit Agreement, Company has granted to Agent, for its own benefit and the ratable benefit of Lenders, a security interest in and lien upon certain assets of Company, including, without limitation, all of Company's cash, cash equivalents, goods, inventory, machinery, equipment, and furniture and trade fixtures (such as equipment bolted to floors), together with all additions, substitutions, replacements and improvements to, and proceeds of, the foregoing, but excluding all of the buildings, structures, fixtures, facilities, installations and other improvements of every kind and description now or hereafter in, on, over and under the Premises and all plumbing, gas, electrical, ventilating, lighting and other utility systems, ducts, hot water heaters, oil burners, domestic water systems, elevators, escalators, canopies, air conditioning systems and all other building systems and fixtures attached to or comprising a part of the buildings, including, but not limited to, all other building systems and fixtures necessary to the operation of the buildings (but not excluding any or all personal property now or hereafter belonging to Company) (collectively, the "Collateral").

NOW, THEREFORE, in consideration of any financial accommodations extended by Lenders to Company at any time, and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

         1. Landlord acknowledges that (a) the Lease is in full force and effect and (b) Landlord is not aware of any existing default under the Lease.

         2. Landlord will use its best efforts to provide Agent with written notice (a "Default Notice") of any default by Company under the Lease resulting in (i) termination of the Lease or
                  (ii) the repossession of the Premises and/or removal of the Company from the Premises. Agent shall have at least 15 days following receipt of such Default Notice to cure such default, but neither Agent nor any Lender shall be under any obligation to cure any default by


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                  Company under the Lease. No action by Agent or any Lender
                  pursuant to this Waiver and Consent shall be deemed to be an assumption by Agent or Lenders of any obligation under the Lease, and, except as provided in paragraphs 6 and 7 below, Agent shall not have any obligation to Landlord.

         3. Landlord acknowledges the validity of Agent's lien on the Collateral and, until such time as the obligations of Company to Lenders are indefeasibly paid in full, Landlord waives any interest in the Collateral and agrees not to distrain or levy upon any Collateral or to assert any landlord lien, right of distraint or other claim against the Collateral for any reason.

         4. Landlord agrees that any Collateral bolted to the floor shall not be deemed a fixture or part of the real estate but shall at all times be considered personal property.

         5. Prior to (i) a termination of the Lease or (ii) repossession of the Premises and/or removal of the Company from the Premises, Agent or its representatives or invitees may enter upon the Premises at any time without any interference by Landlord to inspect or remove any or all of the Collateral, including, without limitation, by public auction or private sale pursuant to the provisions of paragraph 7 below. Agent will be responsible for repair of all damages to the premises caused by the Agent's removal of the Collateral from the premises.

         6. Upon (i) a termination of the Lease or (ii) repossession of the Premises and/or removal of the Company from the Premises, Landlord will permit Agent and its representatives and invitees to occupy and remain on the Premises; provided, that
                  (a) such period of occupation (the "Disposition Period") shall not exceed up to 120 days following receipt by Agent of a Default Notice or, if the Lease has expired by its own terms (absent a default thereunder), up to 30 days following Agent's receipt of written notice of such expiration, (b) for the actual period of occupancy by Agent, Agent will pay to Landlord the basic rent due under the Lease pro-rated on a per diem basis determined on a 30-day month, and shall provide and retain liability and property insurance coverage, electricity and heat to the extent required by the Lease, and (c) such amounts paid by Agent to Landlord shall exclude any rent adjustments, indemnity payments or similar amounts for which the Company remains liable under the Lease for default, holdover status or other similar charges. If any injunction or stay is issued that prohibits Agent from removing the Collateral and there is also an injunction or stay which prohibits Landlord from terminating the Lease, repossessing the Premises or removing the Company from the Premises, the commencement of the Disposition Period will be deferred until such injunction or stay is lifted or removed.

         7. During any Disposition Period, (a) Agent and its representatives and invitees may inspect, repossess, remove and otherwise deal with the Collateral, and Agent may advertise and conduct public auctions or private sales of the



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                  Collateral at the Premises, in each case without interference by Landlord or liability of Agent or any Lender to Landlord so long as Agent fulfills its obligations hereunder, and (b) Agent shall make the Premises available for inspection by Landlord and prospective tenants and shall cooperate in Landlord's reasonable efforts to re-lease the Premises. If Agent conducts a public auction or private sale of the Collateral at the Premises, Agent shall use reasonable efforts to notify Landlord first and to hold such auction or sale in a manner which would not unduly disrupt Landlord's or any other tenant's use of the Premises.

         8. Agent shall promptly repair, at Agent's expense, or reimburse Landlord for any physical damage to the Premises actually caused by the conduct of such [auction or] sale and any removal of Collateral by or through Agent (ordinary wear and tear excluded). Neither Agent nor any Lender shall be liable for any diminution in value of the Premises caused by the absence of Collateral removed, and neither Agent nor any Lender shall have any duty or obligation to remove or dispose of any Collateral or any other property left on the Premises by Company.

         9. All notices hereunder shall be in writing, sent by certified mail, return receipt requested or by telecopy with verified receipt, to the respective parties and the addresses set forth on the signature page or at such other address as the receiving party shall designate in writing.

         10. This Waiver and Consent may be executed in any number of several counterparts, shall be governed and controlled by, and interpreted under, the laws of the State of Minnesota, and shall inure to the benefit of Agent and its successors and assigns and shall be binding upon Landlord and its successors and assigns (including any transferees of the Premises).



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IN WITNESS WHEREOF, this Landlord's Waiver and Consent is entered into as of the date first set forth above.


                                          "LANDLORD"

                                          ---------------------



                                          By:
                                             -----------------------------------
                                          Title:
                                                --------------------------------


                                          --------------------------------------

                                          --------------------------------------
                                          Attention:
                                                    ----------------------------
                                          Telephone:
                                                    ----------------------------
                                          Facsimile:
                                                    ----------------------------


                                          "AGENT"

                                          GENERAL ELECTRIC CAPITAL
                                          CORPORATION, AS AGENT


                                          By:
                                             -----------------------------------
                                          Title:
                                                --------------------------------
                                          Its:    Duly Authorized Signatory

                                          --------------------------------------

                                          --------------------------------------

                                          Attention:
                                                    ----------------------------
                                          Telephone:
                                                    ----------------------------
                                          Facsimile:
                                                    ----------------------------


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